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                                                                    EXHIBIT 99.1

                          TELCOM SEMICONDUCTOR, INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                          _____________________, 2000


     The undersigned hereby appoints Robert G. Gargus and Phillip M. Drayer, and each of them, as attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote all of the shares of stock of TelCom Semiconductor, Inc. ("TelCom") which the undersigned may be entitled to vote at a Special Meeting of Stockholders of TelCom to be held at _____________________, _____________________, ___________________, on__________________, 2001,
at ________ a.m., local time, and at any and all postponements, continuations and adjournments thereof (the "TelCom Special Meeting"), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Special Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE NOTICE AND IN THE PROXY STATEMENT/PROSPECTUS TRANSMITTED IN CONNECTION WITH THE TELCOM SPECIAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 2 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

PROPOSAL 1     To approve and adopt the Agreement and Plan of Reorganization dated as of October 26, 2000, among Microchip Technology
               Incorporated ("Microchip"), Matchbox Acquisition Corp., a newly formed wholly owned subsidiary of Microchip ("Merger Sub"), and TelCom, pursuant to which Merger Sub will merge with and into TelCom, and Merger Sub will cease to exist and TelCom will become a wholly owned subsidiary of Microchip (the "Merger") and to approve the Merger.

         [  ]  FOR      [  ]  AGAINST    [  ]  ABSTAIN

PROPOSAL 2     In the Board's discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the TelCom Special Meeting.

Receipt of the Prospectus/Proxy Statement dated _________________, 2000, is hereby acknowledged.


Dated __________________, 200__          --------------------------------------

                                         --------------------------------------
                                         SIGNATURE(S)

                                         Please sign exactly as your name
                                         appears hereon.  If the stock is
                                         registered in the names of two or more
                                         persons, each should sign.  Executors,
                                         administrators, trustees, guardians and
                                         attorneys-in-fact should add their
                                         titles.  If signer is a corporation,
                                         please give full corporate name and
                                         have a duly authorized officer sign,
                                         stating title.  If signer is a
                                         partnership, please sign in partnership
                                         name by an authorized person.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED SATES.